                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

                  We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-00000) pertaining to The Hain Food Group, Inc. 1993 Executive Stock Option Plan, 1994 Long Term Incentive and Stock Award Plan and 1996 Directors Stock Option Plan of our report dated September 3, 1997, with respect to the consolidated financial statements of The Hain Food Group, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                  ERNST & YOUNG LLP


Melville, New York
October 28, 1997